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                                                                    EXHIBIT 99.3

                  APARTMENT INVESTMENT AND MANAGEMENT COMPANY

                                     PROXY
             SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE
                        SPECIAL MEETING OF STOCKHOLDERS
                             ON SEPTEMBER 14, 1998

     The undersigned stockholder of Apartment Investment and Management Company ("AIMCO") hereby appoints Terry Considine and Peter Kompaniez, and each of them individually, with full power of substitution, the proxy of the undersigned, to vote all shares of Class A Common Stock, par value $.01 per share, of AIMCO ("AIMCO Common Stock") which the undersigned is entitled, in any capacity, to vote at the Special Meeting of Stockholders to be held on September 14, 1998 and any and all adjournments or postponements thereof (the "Special Meeting"), with all powers the undersigned would possess if personally present. The undersigned hereby revokes any previous proxies with respect to such shares.

     1. To approve and adopt the Amended and Restated Agreement and Plan of Merger, dated as of May 26, 1998, by and among AIMCO, AIMCO Properties, L.P., Insignia Financial Group, Inc. ("Insignia") and Insignia/ESG Holdings, Inc., pursuant to which Insignia will be merged with and into AIMCO, with AIMCO being the surviving corporation in the merger (the "Merger"). Approval of this proposal will also constitute approval of the transactions contemplated by the Merger Agreement, including the Merger.

                    [ ] FOR     [ ]  AGAINST      [ ]ABSTAIN

     2. To approve and adopt a proposal to amend AIMCO's Articles of Incorporation, as amended and supplemented from time to time, to provide that, upon effectiveness of the Merger, the 6 1/2% Convertible Subordinated Debentures due 2016 issued by Insignia will become convertible into the same consideration received by holders of Class A Common Stock, par value $0.01 per share, of Insignia, pursuant to the Merger (the "Amendment").

                    [ ] FOR     [ ]  AGAINST      [ ]ABSTAIN

     3. In their discretion, to vote upon all matters incident to the conduct of the Special Meeting and such other matters as may properly come before the Special Meeting or any adjournments or postponements thereof.

              THE BOARD OF DIRECTORS OF AIMCO RECOMMENDS A VOTE FOR
             THE APPROVAL OF THE MERGER AGREEMENT AND THE AMENDMENT

             (Continued, and to be signed and dated on reverse side)



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     This proxy, if properly executed and returned, will be voted in accordance with the instructions appearing on the proxy and at the discretion of the proxy holders as to any other matters that may properly come before the Special Meeting. IN THE ABSENCE OF SPECIFIC INSTRUCTIONS, THIS PROXY WILL BE VOTED FOR APPROVAL OF THE STATED PROPOSALS AND AT THE DISCRETION OF THE PROXY HOLDERS AS TO ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING.

     THE UNDERSIGNED HEREBY ACKNOWLEDGES NOTIFICATION OF THE SPECIAL MEETING AND
RECEIPT OF THE JOINT PROXY STATEMENT/PROSPECTUS DATED August    , 1998,
RELATING TO THE SPECIAL MEETING.                            ----

     PLEASE SIGN, DATE, AND MAIL THIS PROXY PROMPTLY IN THE RETURN ENVELOPE whether or not you expect to attend the Special Meeting. You may nevertheless vote in person if you do attend.


                                                Date
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                                                          Signature(s)

Note: Please sign this proxy exactly as your name appears hereon. If shares are held as joint tenants, both joint tenants should sign. Attorneys-in-fact, executors, administrators, trustees, guardians, corporation officers or others signing in a representative capacity should indicate the capacity in which they are signing.